Exhibit 10.1

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the sixth
(12th) day of August, 1995, between Care Concepts, Inc.,,a Nevada corporation (the "Company"), and Jack D. Kelley (the "Employee").

                                    RECITALS

     A. The Company is engaged, among other things, in the business of developing, building and marketing specialized motor vehicles for physically handicapped drivers and passengers. The Employee has been employed by the Company since its inception and has substantial experience and expertise in managing and operating the business of the Company.

     B. The Company desires to retain the services of the Employee as its President and Chief Executive Officer, and the Employee desires and is willing to continue employment with the Company in that capacity.

     C. The Company and Employee desire to embody the terms and conditions of the Employee's employment in a written agreement, which will supersede all prior agreements of employment, whether written or oral, pursuant to the terms and conditions hereinafter set forth.

     NOW, THEREFORE THE PARTIES AGREE AS FOLLOWS:

                              TERMS AND CONDITIONS

     1. Employment. The Employee is employed as President and Chief Executive Officer of the Company from the Effective Date (as hereinafter defined) through the Term of this Agreement (as hereinafter defined). The Employee shall have such duties and responsibilities as shall be allocated to him from time to time by the Board of Directors of the Company (the "Board") in his capacity as the President and as the Chief Executive Officer of the Company. During the Term of this Agreement, the Employee shall be based in the principal offices of the Company in Phoenix, Arizona, and shall not be required to be based anywhere other than Phoenix, Arizona, except for travel as reasonably required in the performance of his duties hereunder.

     2. Term. The Term of this Agreement shall be f or a period of five (5) years, commencing on the Effective Date.

     3. Effective Date. The Effective Date of this Agreement shall be the, date hereof.

     4. Salary. Subject to the further provisions of this Agreement, the Company agrees to pay the Employee: during the first (lst) year of salary at an annual rate-equal to an annual rate of $70,000 with an increase of 10% in each subsequent year of the Term of this Agreement. Notwithstanding the foregoing, the salary of the Employee shall not be decreased at any time during the Term of this Agreement from the amount of salary then in effect. Participation in deferred compensation, bonus, retirement and other employee benefit plans and in fringe benefits shall not reduce the salary payable to the Employee under this
Section 4. The salary under this Section 4 shall be payable by the Company to the Employee in advance in equal bi-weekly installments, or on such other periodic basis as the Company and the Employee may agree but in any case not less frequently than monthly.

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     5. Bonuses. Subject to the further provisions of this Agreement, during the
Term of this Agreement, the Employee shall be entitled to participate in an equitable manner with all other senior executives of the Company in such bonuses, including but not limited to, bonuses provided pursuant to any management bonus plan that the Company may adopt (based upon the performance of the Employee and the Company), as may be authorized, declared and paid by the Board to its senior executives or paid by any person in control of the Company to that person's senior executives (the "Annual Bonus"). No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared by such Board of Directors or person in control of the Company. Nothing in this Section shall be deemed to limit the ability of the Employee to be paid and receive bonuses from the Company, based solely on the Employee's performance, without regard to the payment of bonuses to any other officers of the Company.

     Without limiting the foregoing or any other provisions of this Agreement, the Company shall pay to the Employee, within thirty (30) days, or within such other period as the Employee and the Company may designate, of the filing of the Company's Form 10K with the Securities and Exchange Commission for each of the next five (5) years commencing with the year ending December 31, 1995, a bonus equal to one point sixty seven percent (1.67%) of each year's pre-tax income of the Company as shown on the Form 10K for each such year provided pre-tax income is in excess of $1,000,000 (the "1.67% Bonus").

     6. Participation in Retirement and- Employee Benefit Plans. The Employee shall be entitled to participate in any plan of the Company relating to stock options, restricted stock awards, stock purchases, pension, thrift, profit sharing, life insurance, medical coverage, education or other retirement or employee benefits that the Company has adopted or may adopt for the benefit of its senior executives.

     7. Fringe Benefits. In addition to the benefit plans referred to in Section 6 hereof, the Employee shall be entitled to participate in any other fringe benefits which are now or may be or become applicable to the Company's senior executives, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Employee under this Agreement. Notwithstanding the foregoing, the benefits provided under this Section 7 shall not be decreased following a Change in Control (as hereinafter defined) without the written consent of the Employee, which consent may be withheld for any reason; provided, however, that the benefits provided under this Section 7 shall cease upon the Employee I s Date of Termination (as herein after defined).


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     8. Voluntary Absences; Vacations. The Employee shall be entitled, without loss of pay, to be absent voluntarily for reasonable periods of time from the performance of the duties and responsibilities of the Employee under this Agreement. All such voluntary absences shall count as paid vacation time, unless the Board otherwise determines. As of the Effective Date, the Employee shall be entitled to an annual paid vacation of twenty-five (25) days per year or such longer period as the Board may approve, which vacation time shall be in addition to Saturdays, Sundays and holidays recognized by the Company. The timing of paid vacations shall be scheduled in a manner reasonably acceptable to the Company.

     9. Termination.

     (a) Termination for Disability. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from the full-time performance of the Employee's duties with the Company for six (6) consecutive months, and within thirty (30) days after written notice of termination is given, the Employee shall not have returned to the full-time performance of the Employee's duties, the Employee's employment may be terminated by the Company for "Disability."

     (b) Termination for Cause. Subject to the notice provisions set forth in subsection (c) below, the Company may terminate the Employee's employment for "Cause" at any time. "Cause" shall mean termination upon (i) the willful failure by the Employee to substantially perform the Employee's duties with the Company (other than any such failure resulting from the Employee's incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Employee by the Board, which demand specifically identifies the manner in which the Board believes that the Employee has not substantially performed the Employee's duties,, (ii) the willful engaging by the Employee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, or (iii) the conviction of the Employee of a felony. For purposes of this subsection (b), no act,, or failure to act, on the Employee's part shall be deemed "willful,, unless done, or omitted to be done, by the Employee not in.good faith and without the reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire membership of the Board (exclusive of the Employee if the Employee is a member of the Board) at a meeting of such Board (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before such Board) , finding that the Employee has engaged in the conduct set forth above in this subsection (b) and specifying the particulars thereof in detail.

     (c) Notice of Termination. Any termination of the Employee's employment by the Company or by the Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 13. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of the Employee's employment under the provision so indicated.

     (d) Date of Termination, Etc. The term "Date of Termination"shall mean (i) if the Employee's employment is terminated by the Employee's death, the last day of the sixth month after the date of his death; (ii) if the Employee's employment is terminated for Disability, thirty (30) days after the Notice of

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Termination is given (provided that the Employee shall not have returned to the full-time performance of the Employee's duties during such thirty (30)-day period); (iii) if the Employee's employment is terminated for Cause, the date specified in the Notice of Termination (which shall not be less than thirty (30) days from the date such Notice of Termination is given) ; and (iv) if the Employee's employment is terminated for any other reason, the date specified in the Notice of Termination.

     (e) Change in Control. A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

     (i) Any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the"Exchange Act") or "persons" acting in concert, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty five percent (25%) or more of the combined voting power of the Company's then outstanding securities; provided that the term "person" for purposes of this Section 9 (e) (i) shall exclude the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or

     (ii) In the event Jack D. Kelley, Brian J. Kelley and Derold L. Kelley, or the nominees of any of them or their personal representatives or estates cease for any reason to constitute a majority of the Board other than by reason of voluntary withdrawal or resignation; or

     (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving-entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least seventy-five percent (75%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

     (iv) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement f or the sale or disposition by the Company of all or substantially all the Company=s assets.

     For purposes of Section 9(e)(ii), a nominee means a person serving on the Board of Directors in place of and occupying the seat formerly occupied by Jack
D. Kelley, Brian J. Kelley or Derold L. Kelley who shall have been voluntarily nominated by any of them or their personal representatives or estates.

     (f) Termination for Good Reason. At any time following a Change in Control, the Employee may terminate his employment hereunder for "Good Reason". "Good Reason" shall mean the occurrence (without the Employee's express written consent, which consent may be withheld for any reason) of any one of the

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following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraphs (i), (v), (vi) or (vii) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

          (i) The assignment to the Employee of any duties inconsistent with the Employee's status as the senior executive of the Company or a substantially adverse alteration in the nature or status of the Employee's responsibilities from those in effect immediately prior to the Change in Control;

          (ii) A reduction by the Company in the Employee's annual base salary as in ef f ect on the date hereof or as the same may be increased from time to time;

          (iii) The relocation of the Company's principal offices to a location outside of Phoenix, Arizona (or, if different, the metropolitan area in which such offices are located immediately prior to the Change in Control) or the Company's requiring the Employee to be based anywhere other than the Company's principal executive office (or, if different, the metropolitan area in which such offices are located immediately prior to the Change in Control), except for required travel on the Company's business to an extent substantially consistent with the Employee's present business travel obligations;

          (iv) The failure by the Company, without the Employee's consent, to pay to the Employee any portion of the Employee's current compensation, or to pay to the Employee any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

          (v) The failure by the Company to continue in effect any compensation plan in which the Employee participates immediately prior to the capital change in capital control which is material to the Employee's total compensation, unless an equitable arrangement approved in writing by the Employee (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benef its provided and the level of the Employee's participation relative to other participants, as existed immediately prior to the Change in Control;

          (vi) The f ailure by the Company to continue to provide the Employee with benef its substantially similar to those enjoyed by the Employee under any of the Company's pension, life insurance, medical, health and accident, disability or other plans in which the Employee was participating immediately prior to the Change in Control, the taking oi any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by the Employee immediately prior to the Change in Control, or the failure by the Company to provide the Employee with the number of paid vacation days to which the Employee is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect immediately prior to the Change in Control; or

          (viii) Any purported termination of the Employee's employment which is not ef f ected pursuant to a Notice of Termination satisfying the requirements of this Agreement; f or purposes of this Agreement, no such purported termination shall be effective. The Employee=s right to terminate the Employee's

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employment for Good Reason shall not be affected by the Employee's incapacity due to physical or mental illness. The Employee Is continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

     10. Compensation upon Termination or During Disability. The Employee shall be entitled to the following benefits during a period of disability, or upon termination of the Employee's employment, as the case may be, provided that such period or termination occurs during the Term of this Agreement;

          (a) During any period that the Employee fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, the Employee shall continue to receive the Employee's base salary at the rate in effect at the commencement of any such period, together with all compensation payable to the Employee under the Company's disability plan or program or other plan during such period, until the Employee's employment is terminated pursuant to Section 9(a) hereof. Thereafter, or in the event the Employee's employment shall be terminated by reason of the Employee's death, the Employee's benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.

          (b) If at any time the Employee's employment shall be terminated (i) by reason of the Employee's death, (ii) by the, Company for Cause or Disability or (iii) by the Employee for any reason (other than, following the occurrence of a Change in Control, for Good Reason), the Company shall pay him or the appropriate payee, as the case may be (as determined in accordance with Section 11(b) hereof) the Employee's full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which the Employee is entitled under any compensation plan of the Company At the time such payments are due, and the Company shall have no further obligations to the Employee under this Agreement.

          (c) If, prior to a Change in Control, the Employee's employment should be terminated by the Company other than for Cause or Disability, the Employee shall be entitled to the benefits provided below:

          (i) The Company shall pay to the Employee his full base salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given, no later than the fifth (Sth) day following the Date of Termination, plus all other amounts to which he is entitled under any compensation plan of the Company, at the time such payments are due;

          (ii) The Company shall pay the Employee, in a lump sum payment, no later than the fifth (Sth) day following the Date of Termination, all salary, annual bonus payments and two percent (2%) bonus payments that would have been payable to the Employee pursuant to this Agreement had the Employee continued to be employed for the remaining Term of this Agreement, assuming for the purpose of such continuing payments that the Employee's salary for each year of such remaining Term is equal to his salary at the Date of Termination and that his annual bonus and two percent (2%) bonus for each year of such remaining Term is equal to the average of the annual bonuses and two percent (2%) bonuses paid to him by the Company with respect to the three (3) fiscal years ended immediately prior to the fiscal year in which the Date of Termination occurs; and

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          (iii) The Company shall continue in effect for the benefit of the
Employee all insurance or other provisions for indemnification and defense of officers or directors of the Company which are in effect on the date the Notice of Termination is sent to the.Employee with respect to all of his acts an omissions while an officer or director as fully and completely as if such termination had not occurred, and until the final expiration or running of all periods of limitation against actions which may be applicable to such acts or omissions.

          (d) If, following a Change in Control, the Employee's employment should be terminated by the Company other than for Cause or Disability, of the Employee's employment should be terminated by the Employee for Good Reason, he shall be entitled to the benefits provided below:

          (i) The Company shall pay to the Employee in a lump sum payment no later than the fifth (5th) day following the Date of Termination all salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given, plus all salary, annual bonus payments and two percent (2%) bonus payments that would have been payable to the Employee pursuant to this Agreement had the Employee continued to be employed for the remaining Term of this Agreement, assuming for the purpose of such payments that his salary for each year of such remaining Term is equal to his salary at the Date of Termination and that his annual bonus and two percent (2%) bonus for each year of such remaining Term is equal to the average of the annual bonuses and two percent (2%) bonuses paid to him by the Company with respect to the three (3) fiscal years ended immediately prior to the fiscal year in which the Date of Termination occurs; plus all other amounts to which he is entitled under any compensation plan of the Company, and

          (ii) An amount equal to 2.98 times the total compensation paid and payable to the employee under this agreement during and f or the year in which the change of control occurs in a total lump sum to be paid to Employee under
Section 10(d)(i), above.

          (iii) The Company shall continue in effect for the benefit o the Employee all insurance or other provisions for indemnification and def ense of of f icers or directors of the Company which are in ef f ect on the date the Notice of Termination is sent to the Employee with respect to all of his acts and omissions while an officer or director as f ully and completely Ai3 if such termination had not o'ccurred, and until the final expiration or running of all periods of limitation against actions which may be applicable to such acts or omissions.

          (e) The Employee shall not be required to mitigate the amountof any payment provided for in this Section 10 by seeking other employment or otherwise.

          (f) In the event the employment of the Employee is terminated by the Company without Cause or the Employee's employment is terminated by the Employee under conditions entitling him to payment hereunder and the Company f ails to make timely payment of the amounts then owed to the Employee under this Agreement, the Employee shall be entitled to interest on such amounts at the rate of five percent (5%) above the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by the Wall Street Journal), compounded monthly, for the period from the date such amounts were otherwise due until payment is made to the Employee (which interest shall be in addition to all rights which the Employee is otherwise entitled to under this Agreement.)

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     11. No Assignments. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto, except that this Agreement shall be binding upon and inure to the benefit of any successor corporation to the Company.

          (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes this Agreement by operation of law, or otherwise.

          (b) This Agreement shall inure to the benefit of and be enforceable by the Employee and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate.

     12. Noncompetition. As part of the Employee's employment with the Company, the parties acknowledge that the Employee has executed and delivered to the Company a Nondisclosure and Noncompetition Agreement, dated as of the date hereof.

     13. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other addresses as either party may have furnished to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon actual receipt:

          To the Company:                Care Concepts, Inc.
          Attention: Secretary           3145 W. Lewis
                                         Phoenix, Arizona 85009

          To the Employee:               Jack D. Kelley
                                         3145 W. Lewis
                                         Phoenix, Arizona 85009

     14. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto.

     15. Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation.of this Agreement.

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     16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not af f ect the validity or enf orceability of the other provisions hereof.

     17. Counterparts. This Agreement may be executed in several counter-parts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     18. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Phoenix, Arizona in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators award in any court having jurisdiction; provided, however, that the Employee shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The costs and expenses of such arbitration shall be borne in accordance with the determination of the arbitrators.

     19. Miscellaneous. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Employee and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any pr3.or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Arizona without regard to its conflicts of law principles.


All references to sections of the Exchange Act shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under section 10 and Section 12 shall survive the expiration of the Term of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first indicated above.

                                  THE COMPANY:

                               CARE CONCEPTS, INC.
                              a Nevada corporation

Attest:                                      By:
        -------------------------------          -------------------------------
        Derold L. Kelley Secretary               Brian J. Kelley, Executive
                                                 Vice President

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                                        EMPLOYEE:

                                        ----------------------------------------
                                        Jack D. Kelley









JK       1st year          $70,000  95 96
         2nd year          $77,000  96 97
         3rd year          $84,700  97 98
         4th year          $93.170  98 99 /12 = 7,674.16  x 4 months $31,057
         5th year         $102,487  99 00         93,170/26=3,983.46

BK       1st year          $65,000
         2nd year          $71,500
         3rd year          $78,650
         4th year          $86,525  /12 = 7,209.58 86,515/26=3,327.50
         5th year          $95,165

DK       1st year          $60,000
         2nd year          $66,000
         3rd year          $72,600
         4th year          $79,860  /12 = 6,655.00  79,860/26= 3,071,53
         5th year          $87,846


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JK       5th year $102,487 (first 6 months 99 $93,170 annually)

BK       5th year $  95,165

DK       5th year $ 87,846

Paid July 99 one month $4,829.12 New Bridge Products, Inc.  (Owed 5 months pay)


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